EXHIBIT 10.4
AMENDMENT NO. 4 TO
LOAN AND SECURITY AGREEMENT
AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT, dated as of May 15, 2020 (this “Amendment”), is by and among Forbes Energy Services LLC, a Delaware limited liability company (the “Borrower”), the Guarantors listed on the signature pages hereto, the Lenders party hereto, and Wilmington Trust, National Association, as agent for the Secured Parties under the Loan Agreement (as defined below) (the “Agent”).
W I T N E S S E T H :
WHEREAS, the Borrower, the Guarantors (together with the Borrower, the “Loan Parties”), the Lenders and the Agent are parties to financing arrangements pursuant to which the Lenders have made and may make loans and advances and provide other financial accommodations to the Borrower as set forth in the Loan and Security Agreement, dated as of April 13, 2017, by and among the Loan Parties, the Lenders and the Agent (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to this Amendment, the “Loan Agreement”); and
WHEREAS, subject to the conditions set forth herein, the Lenders party hereto, constituting the Required Lenders, are willing to consent to the amendments to the Loan Agreement set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.
2. Amendments to Loan Agreement.
(a) Section 1.02 of the Loan Agreement is hereby amended by adding the following definitions:
“CARES Act - Title I” shall mean Title I of the Coronavirus Aid, Relief and Economic Security Act, as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.
“Small Business Administration” shall mean the U.S. Small Business Administration.
(b) The third sentence of Section 2.07(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:
Notwithstanding the foregoing, unless and until an Event of Default has occurred and is continuing or would result therefrom, such proceeds from Dispositions and insurance payments that do not exceed $5,000,000 in the aggregate in any fiscal year may be retained by Loan Parties solely to acquire replacement assets or to enhance, refurbish or otherwise increase the value of existing assets without making a mandatory prepayment hereunder so long as (1) the fair market value of the acquired assets, or the value of the enhancements, refurbishments or other value added to existing assets, is equal to or greater than the fair market value of the assets which were Disposed or subject to the insurance payment, as applicable, and (2) the acquired assets are purchased, or the existing assets are enhanced, refurbished or otherwise increased in value, by the applicable Loan Party within one year of the Disposition of the assets or receipt of the insurance payment, as applicable.
(c) Section 7.07 of the Credit Agreement is hereby amended (i) to delete the word “and” at the end of clause (n) thereof, (ii) to replace “.” with “; and” at the end of clause (o) thereof, (iii) to replace “(n)” with “(p)” in the last paragraph thereof, and (iii) to add a new clause (p) as follows:
(p) Indebtedness in an aggregate principal amount not to exceed $10,000,000 advanced by (i) any Governmental Body (including the Small Business Administration) or any other Person acting as a financial agent of a Governmental Body or (ii) any other Person to the extent such Indebtedness under this clause (ii) is guaranteed by a Governmental Body (including the Small Business Administration), in each case under this clause (p), pursuant to the CARES Act - Title I.
(d) The first sentence of Section 9.07 of the Loan Agreement is hereby amended and restated in its entirety as follows:
Furnish Agent and each Lender with respect to each of Loan Parties’ fiscal quarters, on or before the later to occur of (a) forty-five (45) days after the end of such fiscal quarter (or, if such due date is not a Business Day, then on the next Business Day), and (b) at any time when Parent is a reporting company under the Exchange Act, the date on which the Loan Parties filed their SEC Form 10-Q for such fiscal quarter, an unaudited balance sheet of Loan Parties and their Subsidiaries on a consolidated and consolidating basis and unaudited statements of income of Loan Parties and their Subsidiaries on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such fiscal quarter and for such fiscal quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the business of Loan Parties or their Subsidiaries.
3. Representations and Warranties. Each Loan Party represents and warrants to the Agent and the Lenders party hereto as follows:
(a) this Amendment has been duly executed and delivered by each Loan Party, and is a legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; and
(b) the execution, delivery and performance of this Amendment and the transactions contemplated hereunder (i) are all within each Loan Party’s limited liability company or corporate powers, as applicable, (ii) have been duly authorized by such Loan Party, (iii) are not in contravention of law or the terms of such Loan Party’s certificate of formation, limited liability company agreement, certificate of incorporation, by-laws or other applicable constituent documents or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound and (iv) will not materially conflict with nor result in any material breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement or instrument to which such Loan Party or its property is a party or by which it may be bound.
4. Acknowledgments by Guarantors. Each Guarantor hereby expressly and specifically ratifies, restates and confirms the terms and conditions of the Guarantee in favor of the Agent and Lenders and its liability for all of the obligations under the Guarantee by such Guarantor, and all other obligations, liabilities, agreements and covenants thereunder. Each Guarantor, by its signature below, hereby acknowledges, confirms and agrees that the Guarantee executed by the Guarantors, guaranteeing the payment and performance of the Borrower as set forth in the Guarantee and all other obligations, liabilities, agreements and covenants thereunder, is in full force and effect as of the Amendment Effective Date.
5. Conditions Precedent. This Amendment shall be effective upon the satisfaction of each of the following conditions precedent on the date hereof (the “Amendment Effective Date”):
(a) Amendment. The Agent shall have received this Amendment duly executed and delivered by an authorized officer of each of the parties hereto;
(b) Expenses. The Agent shall have received all reimbursable expenses of the Agent (including fees, disbursements and expenses of its counsel) invoiced to date in accordance with the Loan Agreement;
(c) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Agreement and any Other Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Loan Agreement or any Other Document shall be true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein) on and as of such date as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein) on and as of such earlier date); and
(d) No Default. No Event of Default or Default shall have occurred and be continuing on the Amendment Effective Date, or would exist after giving effect to the transactions described in this Amendment on the Amendment Effective Date.
6. General.
(a) Effect of this Amendment. Except as expressly provided herein, no other consents, waivers, changes or modifications to the Loan Agreement or any Other Documents (together, the “Loan Documents”) are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. The Loan Agreement shall be read and construed as one agreement with this Amendment.
(b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without regard to conflicts of laws principles.
(c) Binding Effect. This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.
(d) Counterparts, etc. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or email transmission shall be deemed to be an original signature hereto.
(e) Direction. The Lenders party hereto, constituting the Required Lenders, hereby direct the Agent to execute and deliver this Amendment, and, by their execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Amendment.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWER
FORBES ENERGY SERVICES LLC

By:	/s/ L. Melvin Cooper
Name:	L. Melvin Cooper
Title:	Senior Vice President, Chief Financial Officer and Assistance Secretary

[Signature Page to Fourth Amendment to Term Loan Agreement]

GUARANTORS
FORBES ENERGY SERVICES LTD.

By:	/s/ L. Melvin Cooper
Name:	L. Melvin Cooper
Title:	Senior Vice President, Chief Financial Officer and Assistance Secretary

C.C. FORBES, LLC

By:	/s/ L. Melvin Cooper
Name:	L. Melvin Cooper
Title:	Senior Vice President, Chief Financial Officer and Assistance Secretary

TX ENERGY SERVICES, LLC

By:	/s/ L. Melvin Cooper
Name:	L. Melvin Cooper
Title:	Senior Vice President, Chief Financial Officer and Assistance Secretary

FORBES ENERGY INTERNATIONAL, LLC

By:	/s/ L. Melvin Cooper
Name:	L. Melvin Cooper
Title:	Senior Vice President, Chief Financial Officer and Assistance Secretary

CRETIC ENERGY SERVICES, LLC

By:	/s/ L. Melvin Cooper
Name:	L. Melvin Cooper
Title:	Senior Vice President, Chief Financial Officer and Assistance Secretary

[Signature Page to Fourth Amendment to Term Loan Agreement]

ADMINISTRATIVE AGENT
WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ David Bergstrom
Name:	David Bergstrom
Title:	Vice President

[Signature Page to Fourth Amendment to Term Loan Agreement]

LENDERS
ASCRIBE III INVESTMENTS LLC

By:	/s/ Lawrence First
Name:	Lawrence First
Title:	Managing Director

[Signature Page to Fourth Amendment to Term Loan Agreement]

LENDERS
SOLACE FORBES HOLDINGS LLC

By: Solce Capital Partners LP

By:	/s/ Naeem Arastu
Name:	Naeem Arastu
Title:	Managing Director

[Signature Page to Fourth Amendment to Term Loan Agreement]